     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 14, 1995
                                                         FILE NOS. 33-
                                                                             -01
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

    GENERAL ELECTRIC CAPITAL SERVICES, INC.                 GENERAL ELECTRIC COMPANY
           (EXACT NAME OF REGISTRANT                       (EXACT NAME OF REGISTRANT
          AS SPECIFIED IN ITS CHARTER)                    AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                                        NEW YORK
            (STATE OF INCORPORATION)                        (STATE OF INCORPORATION)

                   06-1109503                                      14-0689340
      (I.R.S. EMPLOYER IDENTIFICATION NO.)            (I.R.S. EMPLOYER IDENTIFICATION NO.)

              260 LONG RIDGE ROAD                             3135 EASTON TURNPIKE
          STAMFORD, CONNECTICUT 06927                     FAIRFIELD, CONNECTICUT 06431
                 (203) 357-4000                                  (203) 373-2459
       (ADDRESS, INCLUDING ZIP CODE, AND               (ADDRESS, INCLUDING ZIP CODE, AND
   TELEPHONE NUMBER, INCLUDING AREA CODE, OF       TELEPHONE NUMBER, INCLUDING AREA CODE, OF
   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)       REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                BRUCE C. BENNETT                           BENJAMIN W. HEINEMAN, JR.
           ASSOCIATE GENERAL COUNSEL,                    SENIOR VICE PRESIDENT, GENERAL
   TREASURY OPERATION AND ASSISTANT SECRETARY                COUNSEL AND SECRETARY
              260 LONG RIDGE ROAD                             3135 EASTON TURNPIKE
          STAMFORD, CONNECTICUT 06927                     FAIRFIELD, CONNECTICUT 06431
                 (203) 357-4000                                  (203) 373-2492
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE          (ADDRESS, INCLUDING ZIP CODE, AND
        NUMBER, INCLUDING AREA CODE, OF              TELEPHONE NUMBER, INCLUDING AREA CODE,
               AGENT FOR SERVICE)                            OF AGENT FOR SERVICE)

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

     From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   /X/
                            ------------------------

                        CALCULATION OF REGISTRATION FEE
===================================================================================================
                                                            PROPOSED
                                                             MAXIMUM
TITLE OF EACH CLASS OF                                      AGGREGATE              AMOUNT OF
SECURITIES TO BE REGISTERED                             OFFERING PRICE(1)      REGISTRATION FEE
- ---------------------------------------------------------------------------------------------------
Guaranteed Subordinated Debt Securities..............      $300 million            $103,449
Guarantees of the Subordinated Debt Securities.......           (2)                  None
===================================================================================================

(1) Or, if any Guaranteed Subordinated Debt Securities are issued (i) with an initial offering price denominated in a foreign currency or a unit of two or more currencies, such amount as shall result in an aggregate initial offering price equivalent to $300 million or (ii) at an original issue discount, such greater amount as shall result in an aggregate initial offering price of $300 million. Estimated solely for the purpose of determining the registration fee.
(2) Pursuant to Rule 457(n), no registration fee is attributable to the Guarantees registered hereby.
                            ------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

     A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JULY 14, 1995
PROSPECTUS

                                  $300,000,000

                    GENERAL ELECTRIC CAPITAL SERVICES, INC.

            % GUARANTEED SUBORDINATED NOTES DUE                  ,
                            ------------------------

                        GUARANTEED ON A SENIOR BASIS BY

                            GENERAL ELECTRIC COMPANY
                            ------------------------
     Interest on the Notes is payable semi-annually on             and
            of each year, commencing             , 1996. The Notes are not
redeemable prior to maturity.

     The Notes will be represented by one or more Global Notes (collectively, the "Global Note") registered in the name of the nominee of the Depository (as defined herein). Beneficial interests in the Global Note will be shown on, and transfers thereof will be effected only through, records maintained by the Depository (in respect of its participants) and by its participants. See "Description of Notes -- Global Note, Delivery and Form." Except as described herein, Notes in definitive form will not be issued. Settlement for the Notes will be made in immediately available funds. The Notes will trade in the Depository's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Notes will therefore settle in immediately available funds. See "Description of Notes -- Same-Day Settlement."
                            ------------------------
   Application will be made to list the Notes on the New York Stock Exchange.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
         ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
            TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

- ------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------
                                              PRICE TO        UNDERWRITING       PROCEEDS TO
                                             PUBLIC(1)        DISCOUNT(2)         COMPANY(3)
- ------------------------------------------------------------------------------------------------
Per Guaranteed Subordinated Note.........        %                 %                  %
- ------------------------------------------------------------------------------------------------
Total....................................        $                 $                  $
- ------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------

(1) Plus accrued interest, if any, from             , 1995.
(2) The Company and the Guarantor have agreed to indemnify the several Underwriters against certain liabilities, including certain liabilities under the Securities Act of 1933.
(3) Before deduction of expenses payable by the Company, estimated at $130,000.
                            ------------------------
     The Notes are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Global Note
will be made to The Depository Trust Company on or about             , 1995.

                              MERRILL, LYNCH & CO.
                            ------------------------
               The date of this Prospectus is             , 1995.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF
THE NOTES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE
OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET, OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by General Electric Capital Services, Inc. (herein together with its consolidated subsidiaries called "GE Capital Services", the "Company" or the "Corporation" unless the context otherwise requires), by General Electric Company (the "Guarantor") or by any agent, underwriter or dealer. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or of the Guarantor since the date as of which information is given in this Prospectus. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
                            ------------------------

                             AVAILABLE INFORMATION

     The Company and the Guarantor are each subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith each files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the Regional Offices of the Commission at 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048 and copies can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Reports and other information concerning the Guarantor can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and at the offices of the Boston Stock Exchange, 1 Boston Place, Boston, Massachusetts 02108, on each of which certain of the Guarantor's securities are listed.

FOR FLORIDA RESIDENTS

     National Broadcasting Company, Inc., an affiliate of the Company, from time to time sends accredited news media personnel and related equipment to cover news stories in Cuba as conditions warrant. The equipment remains within the effective control of such personnel while in Cuba and is returned to the United States within one year.

     GE Information Services ("GEIS"), an affiliate of the Company, provides electronic mail services to the Vatican in Vatican City and to the Vatican's Apostolic Nuncios around the world, including the Nuncio located in Havana, Cuba. GEIS has delivered software related to the system to the Vatican, which has in turn distributed the software to its various Nuncios. Messages between the Nuncios and the Vatican are carried by common carriers over GEIS' global computer and telecommunications network.

     This information is accurate as of the date hereof. Current information concerning business dealings involving the Company or any of its affiliates with the government of Cuba or with any person or affiliate located in Cuba may be obtained from the Division of Securities and Investor Protection of the Florida Department of Banking and Finance, The Capitol, Tallahassee, Florida, 32399-0350, telephone number (904) 488-9805.

FOR NORTH CAROLINA RESIDENTS

     These securities have not been approved or disapproved by the Commissioner of Insurance for the State of North Carolina, nor has the Commissioner of Insurance ruled upon the accuracy or the adequacy of this document.
                            ------------------------

                      DOCUMENTS INCORPORATED BY REFERENCE

     There is hereby incorporated in this Prospectus by reference the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and the Company's Quarterly Report on Form 10-Q for the quarter ended April 1, 1995 heretofore filed with the Commission pursuant to the 1934 Act, to which reference is hereby made.

     There is hereby also incorporated in this Prospectus by reference the Guarantor's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and the Guarantor's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 heretofore filed with the Commission pursuant to the 1934 Act, to which reference is hereby made.

     All documents filed by the Company and the Guarantor pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Notes offered by any accompanying Prospectus Supplement shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of the filing of such documents.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents in respect of the Company referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to General Electric Capital Services, Inc., 260 Long Ridge Road, Stamford, Connecticut 06927,
Attention: Associate General Counsel, Treasury Operation, telephone no. (203) 357-4000.

     The Guarantor hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents in respect of the Guarantor referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to General Electric Company, 3135 Easton Turnpike, Fairfield, Connecticut 06431, Attention:
Investor Relations, telephone no. (203) 373-2816.
                            ------------------------

                                  THE COMPANY

GENERAL ELECTRIC CAPITAL SERVICES, INC.

     General Electric Capital Services, Inc. was incorporated in 1984 in the State of Delaware. Until February 1993, the name of the Corporation was General Electric Financial Services, Inc. All outstanding common stock of GE Capital Services is owned by the Guarantor. The business of GE Capital Services consists of ownership of two principal subsidiaries which, together with their subsidiaries and affiliates, constitute the Guarantor's principal financial services businesses. GE Capital Services is the sole owner of the common stock of General Electric Capital Corporation ("GE Capital") and, indirectly through a wholly-owned subsidiary, is the sole owner of the common stock of Employers Reinsurance Corporation ("ERC").

     In November 1994, the Corporation and the Guarantor elected to terminate the operations of Kidder, Peabody Group Inc. ("Kidder, Peabody") by initiating an orderly liquidation of its assets and liabilities. As part of the liquidation plan, the Corporation received securities of Paine Webber Group Inc. in exchange for certain broker-dealer assets and operations. Principal activities that were discontinued include securities underwriting, sales and trading of equity and fixed income securities, financial futures activities, advisory services for mergers and acquisitions and other corporate finance matters, research services and asset management. Kidder, Peabody has been classified as a discontinued operation in the financial statements and supplementary data incorporated by reference in this Prospectus. GE Capital Services' principal executive offices are located at 260 Long Ridge Road, Stamford, Connecticut 06927 (telephone number (203) 357-4000).

GENERAL ELECTRIC CAPITAL CORPORATION

     GE Capital was incorporated in 1943 in the State of New York, under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, formed in 1932. Until November 1987, GE Capital's name was General Electric Credit Corporation. The business of GE Capital originally related principally to financing the distribution and sale of consumer and other products of the Guarantor. Currently, however, the type and brand of products financed and the financial services offered are significantly more diversified. Very little of the financing provided by GE Capital involves products that are manufactured by the Guarantor.

     GE Capital operates in four finance industry segments and in a specialty insurance industry segment. GE Capital's financing activities include a full range of leasing, lending, equipment management services and annuities. GE Capital's specialty insurance activities include providing private mortgage insurance, financial guaranty insurance, principally on municipal bonds and structured finance issues, and creditor insurance covering international customer loan repayments. GE Capital is an equity investor in a retail organization and certain other service and financial services organizations. GE Capital's operations are subject to a variety of regulations in their respective jurisdictions.

     Services of GE Capital are offered primarily in the United States of America, Canada, Europe and the Pacific basin. GE Capital's principal executive offices are located at 260 Long Ridge Road, Stamford, Connecticut 06927. At December 31, 1994, the Company employed approximately 32,000 persons.

EMPLOYERS REINSURANCE CORPORATION

     ERC, together with its subsidiaries, writes all lines of reinsurance other than title and annuities. ERC reinsures property and casualty risks written by more than 1,000 U.S. and non-U.S. insurers, and also writes certain specialty lines of insurance on a direct basis, principally excess workers' compensation for self-insurers, errors and omissions coverage for insurance and real estate agents and brokers, excess indemnity for self-insurers of medical benefits, and libel and allied torts. ERC and certain U.S. subsidiaries are licensed in all of the United States, the District of Columbia and certain provinces of Canada and write property and casualty reinsurance on a direct basis and through brokers. Other U.S. subsidiaries write excess and surplus lines insurance, and provide reinsurance brokerage services. Subsidiaries in Denmark and the United Kingdom write property and casualty and life reinsurance, principally in Europe, the Pacific basin and the Middle East.

     In December 1994, certain life and property and casualty affiliates of GE Capital were transferred to ERC. These affiliates had been managed by ERC since 1986. ERC has also executed agreements to purchase certain assets comprising the major part of the reinsurance business of Aachener Ruckversicherungs-Gesellschaft Aktiengesellschaft ("Aachen Re") and to purchase a majority of the outstanding shares of Frankona Ruckversicherung-Aktiengesellschaft ("Frankona Re"). Aachen Re and Frankona Re have their head offices in Germany and provide reinsurance services worldwide. Both transactions are subject to the receipt of various regulatory approvals and other conditions and are expected to be completed in the third quarter of 1995.

     Insurance and reinsurance operations are subject to regulation by various insurance regulatory agencies. ERC and its subsidiaries conduct business through 16 domestic offices and 12 foreign offices. The principal offices of ERC are located at 5200 Metcalf Avenue, Overland Park, Kansas 66201. At December 31, 1994, ERC employed approximately 1,250 persons.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

          YEAR ENDED DECEMBER 31,
  ----------------------------------------        THREE MONTHS
  1990     1991     1992     1993     1994     ENDED APRIL 1, 1995
  ----     ----     ----     ----     ----     -------------------
  1.32     1.35     1.46     1.63     1.65             1.53

     For purposes of computing the consolidated ratio of earnings to combined fixed charges, earnings consist of net earnings adjusted for the provision for income taxes, minority interest and fixed charges. Fixed charges consist of interest and discount on all indebtedness and one-third of annual rentals, which the Company believes is a reasonable approximation of the interest factor of such rentals.

                                 THE GUARANTOR

     The Guarantor is one of the largest and most diversified industrial corporations in the world. From the time of its incorporation in 1892, it has engaged in developing, manufacturing and marketing a wide variety of products for the generation, transmission, distribution, control and utilization of electricity. Over the years, development and application of related and new technologies have broadened considerably the scope of the activities of the Guarantor and its affiliates. The Guarantor's products include, but are not limited to, lamps and other lighting products; major appliances for the home; industrial automation products and components; motors; electrical distribution and control equipment; locomotives; power generation and delivery products; nuclear reactors; nuclear power support services and fuel assemblies; commercial and military aircraft jet engines; materials, including engineered plastics, silicones and cutting materials; and a wide variety of high technology products, including products used in medical diagnostic applications.

     The Guarantor also offers a broad variety of services including product support services; electrical product supply houses; electrical apparatus installation, engineering, repair and rebuilding services; and computer-related information services. Through GE Capital Services and its two principal subsidiaries, the Guarantor engages in a broad spectrum of financial services including consumer financing, commercial and industrial financing, real estate financing, asset management and leasing, annuity and mutual fund sales, specialty insurance and reinsurance. Other services offered include U.S. satellite communications furnished by GE Americom. Another wholly owned subsidiary, National Broadcasting Company, Inc. ("NBC"), is engaged principally in furnishing network television services, in operating television stations and in providing cable, programming and distribution services in the United States, Europe and Latin America. The Guarantor also licenses patents and provides technical know-how related to products it developed, but such activities are not material to the Guarantor.

     As described above, in November 1994, the Guarantor and the Corporation elected to terminate the operations of Kidder, Peabody by initiating an orderly liquidation of its assets and liabilities. See "The Company -- General Electric Capital Services, Inc." The Guarantor's Aerospace business segment, its subsidiary GE Government Services, Inc., and a component of the Guarantor that operated Knolls Atomic Power Laboratory under contract with the U.S. Department of Energy (together, "GE Aerospace") were transferred on April 2, 1993, to a new company controlled by the shareholders of Martin Marietta Corporation. The businesses transferred provided high-technology products and services such as automated test systems, electronics, avionic systems, computer software, armament systems, military vehicle equipment, missile system components, simulation systems, spacecraft, communication systems, radar, sonar and systems integration, and a variety of specialized services for government customers. Kidder, Peabody and GE Aerospace have been classified as discontinued operations in the financial statements of the Guarantor.

     The Guarantor has substantial export sales from the United States. In addition, the Guarantor has majority and minority or other joint venture interests in a number of non-U.S companies engaged primarily in manufacturing and distributing products and providing nonfinancial services similar to those sold within the United States. GE Capital Services' financial services operations outside of the United States have expanded considerably over the past several years.

     The Guarantor was incorporated in the State of New York in 1892. Its executive offices are located at 3135 Easton Turnpike, Fairfield, Connecticut 06431, telephone number (203) 373-2459.

RATIOS OF EARNINGS TO FIXED CHARGES

     In the following presentation, "The Guarantor except GE Capital Services" refers to all companies (except GE Capital Services and its consolidated affiliates) in which the Guarantor directly or indirectly has a majority ownership or otherwise controls. "The Guarantor and Consolidated Affiliates" refers to all of the aforementioned companies plus GE Capital Services and its consolidated affiliates.

  The Guarantor except GE Capital Services

      RATIO OF EARNINGS TO FIXED CHARGES
            YEAR ENDED DECEMBER 31,
- -----------------------------------------------     THREE MONTHS ENDED
1990       1991      1992      1993       1994        MARCH 31, 1995
- -----     ------     -----     -----     ------     ------------------
4.73x      4.84x     5.61x     6.98x     12.01x            9.59x

     In the above calculations, earnings for all periods consist of earnings from continuing operations before income taxes, minority interest and cumulative effects of changes in accounting principles of the Guarantor and its consolidated affiliates. To determine the ratio, such consolidated earnings are adjusted to remove undistributed earnings of GE Capital Services and its consolidated affiliates after income taxes for each year. Earnings are also adjusted to add amounts charged to consolidated expenses of the Guarantor and its consolidated affiliates (except GE Capital Services and its consolidated affiliates) during the period for interest and other financial charges and an amount representative of the interest factor in rentals (for this purpose, the interest factor is assumed to be one-third of rental expense). Fixed charges consist of all interest and financial charges, including capitalized interest, and one-third of rental expense for companies included in the consolidated group, except GE Capital Services and its consolidated affiliates.

     The Guarantor and Consolidated Affiliates

     The Guarantor and consolidated affiliates ratios are presented below in accordance with requirements of the Commission.

     RATIO OF EARNINGS TO FIXED CHARGES
           YEAR ENDED DECEMBER 31,
- ---------------------------------------------     THREE MONTHS ENDED
1990      1991      1992      1993      1994        MARCH 31, 1995
- -----     -----     -----     -----     -----     ------------------
1.98x     2.01x     2.23x     2.40x     2.64x            2.20x

     These ratios are calculated substantially on the same basis as "The Guarantor except GE Capital Services" set forth above, the principal difference being that earnings before taxes, minority interest and cumulative effects of changes in accounting principles, as well as fixed charges, include pre-tax earnings and fixed charges of GE Capital Services and its consolidated affiliates.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Notes will be added to the general funds of the Company and will be available for financing its operations. Additional short-term and long-term financing, as required, will be undertaken at such times, and through such means, as may be appropriate.

                              DESCRIPTION OF NOTES

GENERAL

     The Notes are to be issued under an Indenture to be dated as of
            , 1995 (the "Indenture"), among the Company, the Guarantor and The Chase Manhattan Bank (National Association), as Trustee (the "Trustee"), are limited to $300,000,000 aggregate principal amount, and will mature on
              ,      . The Notes will bear interest from             , 1995,
payable semi-annually on             and             of each year, commencing
            , 1996, to the persons in whose names the Notes are registered at
the close of business on the preceding             and             ,
respectively. The interest rate per annum will be      %. The Indenture does not
limit the amount of Notes or other unsecured, subordinated debt that may be issued thereunder or limit the amount of other debt, secured or unsecured, whether junior or senior to, or pari passu with, the Notes that may be issued by the Company. Notes may be issued under the Indenture in one or more series.

     The statements under this heading are subject to the detailed provisions of the Indenture, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. Wherever particular provisions of the Indenture or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made and the statements are qualified in their entirety by such reference.

     The Notes will be unsecured and will be subordinated in right of payment to all Superior Indebtedness (as defined below) of the Company as set forth in the Indenture.

     No service charge will be made for any transfer or exchange of the Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

GLOBAL NOTE, DELIVERY AND FORM

     The Notes will be issued in the form of one or more fully registered Global Notes that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depository") and registered in the name of the Depository's nominee. The Depository currently limits the maximum denomination of any single Global Note to $200,000,000. Therefore, for purposes of this Prospectus, "Global Note" refers to the Global Note or Global Notes representing the entire issue of Notes offered hereby.

     Except as set forth below, the Global Note may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

     The Depository has advised as follows: it is a limited-purpose trust company which was created to hold securities for its participating organizations (the "Participants") and to facilitate the clearance and settlement of securities transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers (including the Underwriters), banks and trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants"). Persons who are not Participants may beneficially own securities held by the Depository only through Participants or indirect participants.

     The Depository advises that pursuant to procedures established by it (i) upon issuance of the Global Note by the Company, the Depository will credit the accounts of Participants designated by the Underwriters with the principal amount of the Notes purchased by the Underwriters, and (ii) ownership of beneficial interests in the Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository (with respect to Participants), by the Participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to transfer beneficial interests in the Global Note is limited to such extent.

     So long as a nominee of the Depository is the registered owner of the Global Note, such nominee for all purposes will be considered the sole owner or holder of the Notes under the Indenture. Except as provided below, owners of beneficial interests in the Global Note will not be entitled to have Notes registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form, and will not be considered the owners or holders thereof under the Indenture.

     Neither the Company, the Guarantor, the Trustee, any paying agent nor any registrar of the Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Principal and interest payments on the Notes registered in the name of the Depository's nominee will be made in immediately available funds to the Depository's nominee as the registered owner of the Global Note. Under the terms of the Indenture, the Company, the Guarantor and the Trustee will treat the persons in whose names the Notes are registered as the owners of such Notes for the purpose of receiving payment of principal and interest on such Notes and for all other purposes whatsoever. Therefore, neither the Company, the Guarantor, the Trustee nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the Notes to owners of beneficial interests in the Global Note. The Depository has advised the Company, the Guarantor and the Trustee that its current practice is, upon receipt of any payment of principal or interest, to immediately credit the accounts of the Participants with such payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in the Global Note as shown in the records of the Depository. The Depository's current practice is to credit such accounts, as to interest, in next-day funds and, as to principal, in same-day funds. Payments by Participants and indirect participants to owners of beneficial interests in the Global Note will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of the Participants or indirect participants.

     If the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue Notes in definitive form in exchange for the Global Note. In addition, the Company may at any time determine not to have the Notes represented by a Global Note and, in such event, will issue Notes in definitive form in exchange for the Global Note. In either instance, an owner of a beneficial interest in the Global Note will be entitled to have Notes equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Notes in definitive form. Notes so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons.

SAME-DAY SETTLEMENT

     Settlement for the Notes will be made by the Underwriters in immediately available funds.

     Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the Notes will trade in the Depository's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Notes will therefore be required by the Depository to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Notes.

SUBORDINATION

     The Notes are subordinated in right of payment, to the extent and in the manner set forth in the Indenture, to all indebtedness for borrowed money of the Company, whether now outstanding or hereafter incurred, which is not by its terms subordinate to other indebtedness of the Company (the "Superior Indebtedness"). At June 30, 1995, the aggregate Superior Indebtedness of the Company, consisting solely of short-term indebtedness, was approximately $2.786 billion. At such date all indebtedness for borrowed money of the Company constituted Superior Indebtedness. In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or its property, and, except as otherwise provided in the Indenture, in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy proceedings, all principal, premium, if any, and interest on the Superior Indebtedness will be paid in full before any payment is made by the Company on the Notes. In the event that pursuant to the terms of the Indenture any Note of any series is declared due and payable because of the occurrence of an Event of Default, as provided in the Indenture, and the previous sentence is not applicable, the holders of the Notes of such series shall be entitled to payment from the Company only after the Superior Indebtedness outstanding at the time such Note so becomes due and payable because of such Event of Default shall first have been paid in full or such payment shall have been provided for. (Section 12.01.)

     In addition, the consolidated indebtedness of the Company includes approximately $99.421 billion aggregate principal amount of indebtedness for borrowed money of the subsidiaries of the Company to unaffiliated third parties at June 30, 1995 (the "Subsidiary Indebtedness"). Although the Notes are not expressly subordinated in right of payment to the Subsidiary Indebtedness, the Subsidiary Indebtedness is structurally superior in right of payment to the Notes.

GUARANTEE

     The Guarantor will unconditionally and irrevocably guarantee the payment of the principal of, and premium, if any, and interest, if any, on the Notes as the same shall become due and payable after any applicable grace period, whether at maturity or upon redemption, declaration or otherwise. (Section 13.01.)

     The rights of the holders of the Notes under the Guarantee rank equally with the rights of all unsecured and unsubordinated creditors of the Guarantor, and the rights of holders of the Notes to receive and retain any payments made to them by the Guarantor under the Guarantee will not be impaired, or otherwise in any way affected, by the subordination provisions of the Notes. (Section 13.01.)

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting the Company, the Guarantor and the Trustee thereunder, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Notes of each series affected by such supplemental indenture issued thereunder at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or modifying in any manner the rights of the holders of Notes of each such series, provided that no such supplemental indenture shall, among other things
(i) extend the fixed maturity of any Notes or reduce the principal amount thereof (including in the case of a discounted Note the amount payable upon acceleration of the maturity thereof), reduce the redemption premium thereon or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each Note so affected, (ii) reduce the aforesaid percentage of such Notes of any series, the consent of the holders of which is required for any supplemental indenture, without the consent of the holder of each such Note so affected or (iii) modify or affect in any manner adverse to the holders of the Notes the terms and conditions of the Guarantee, without the consent of the holder of each Note so affected. (Section 10.02.)

EVENTS OF DEFAULT

     An Event of Default with respect to any series of Notes is defined in the Indenture as being: default in payment of any principal or premium, if any, on any Note of such series; default for 30 days in payment of any interest on any Note of such series; default in the making or satisfaction of any sinking fund payment or analogous obligation on the Notes of such series; default for 60 days after notice in performance of any other covenant in respect of the Notes of such series in the Indenture; a default, as defined, with respect to any other series of Notes outstanding under the Indenture or as defined in any other indenture or instrument evidencing or under which the Company has outstanding any indebtedness for borrowed money, as a result of which such other series or such other indebtedness of the Company shall have been accelerated and such acceleration shall not have been annulled within 10 days after written notice thereof (provided, that under the Indenture the resulting Event of Default with respect to such series may be remedied, cured or waived by the remedying, curing or waiving of such other default under such other series or such other indebtedness); or certain events of bankruptcy, insolvency or reorganization in respect of the Company or the Guarantor. (Section 6.01.) The Indenture requires the Company and the Guarantor to file with the Trustee annually a written statement as to the presence or absence of certain defaults under the terms thereof. (Section 4.05.) No Event of Default with respect to a particular series of Notes under the Indenture necessarily constitutes an Event of Default with respect to any other series of Notes issued thereunder.

     The Indenture provides that if an Event of Default with respect to any series of Notes shall have occurred and be continuing, either the Trustee thereunder or the holders of 25% in aggregate principal amount of the outstanding Notes of such series may declare the principal, or in the case of discounted Notes, such portion thereof as may be described in any Prospectus Supplement accompanying this Prospectus, of all such Notes to be due and payable immediately, but under certain conditions such declaration may be annulled by the holders of a majority in principal amount of such Notes then outstanding. The Indenture provides that past defaults with respect to a particular series of Notes (except, unless theretofore cured, a default in payment of principal of, premium, if any, or interest, if any, on any of the Notes of such series, or the payment of any sinking fund instalment or analogous obligation on the Notes of such series) may be waived on behalf of the holders of all Notes of such series by the holders of a majority in principal amount of such Notes then outstanding. (Sections 6.01 and 6.07.)

     The Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders of Notes of any series issued thereunder unless such holders shall have offered to the Trustee reasonable indemnity. (Section 7.01.) The Indenture provides that the holders of a majority in principal amount of the Notes of any series issued thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee thereunder, or exercising any trust or power conferred on the Trustee, with respect to the Notes of such series, provided that the Trustee may decline to follow any such direction if it determines that the proceedings so directed would be illegal or involve it in any personal liability. (Section 6.07.)

CONCERNING THE TRUSTEE

     The Trustee extends credit facilities to the Company and the Guarantor and the Company and the Guarantor maintain bank accounts and have other customary banking relationships with the Trustee, all in the ordinary course of business.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement relating to the Notes, the Company has agreed to sell to the Underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase the respective principal amount of Notes set forth opposite its name below:

                                                                          PRINCIPAL
                                                                            AMOUNT
            UNDERWRITERS                                                   OF NOTES
        Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated......................................  $

                                                                         ------------
        Total..........................................................  $300,000,000
                                                                          ===========

     The Company and the Guarantor have been advised by the Underwriters that the Underwriters propose initially to offer the Notes to the public at the public offering price set forth on the cover of this Prospectus and to certain dealers at such public offering price less a concession not in excess of 0. % of the principal amount of the Notes. The Underwriters may allow, and such dealers may reallow, a discount not in excess of 0. % of the principal amount of the Notes to certain other dealers. After the initial public offering of the Notes, the public offering price and concession and discount to dealers may be changed by the Underwriters.

     Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all the Notes, if any are taken.

     The Notes are a new issue of securities with no established trading market. The Company and the Guarantor have been advised by the Underwriters that they intend to make a market in the Notes, but are not obligated to do so and may discontinue such market making at any time without notice. No assurance can be given, however, as to whether a trading market in the Notes will develop or as to the liquidity of any trading market for the Notes. Application will be made to list the Notes on the New York Stock Exchange.

     The Company and the Guarantor have agreed to indemnify the Underwriters against certain liabilities, including certain liabilities under the Securities Act of 1933.

                                 LEGAL OPINIONS

     The legality of the Notes will be passed upon for the Company by Burton J. Kloster, Jr., Senior Vice President, General Counsel and Secretary of the Company or by Bruce C. Bennett, Associate General

Counsel, Treasury Operation and Assistant Secretary of the Company. The legality of the Guarantee will be passed upon for the Guarantor by Robert E. Healing, Corporate Counsel of the Guarantor. The legality of the Notes and the Guarantee will be passed upon for the Underwriters by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017. Messrs. Kloster, Bennett and Healing, together with members of their families, own, have options to purchase and have other interests in shares of common stock of the Guarantor.

                                    EXPERTS

     The financial statements and schedules of General Electric Capital Services, Inc. and consolidated affiliates as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, appearing in General Electric Capital Services, Inc. Annual Report on Form 10-K for the year ended December 31, 1994, incorporated by reference herein, have been incorporated herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1994 financial statements refers to a change in 1993 in the method of accounting for investments in certain securities.

     The financial statements and schedule of General Electric Company and consolidated affiliates as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, appearing in General Electric Company's Annual Report on Form 10-K for the year ended December 31, 1994, incorporated by reference herein, have been incorporated herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1994 financial statements refers to a change in 1993 in the methods of accounting for postemployment benefits and for investments in certain securities.

======================================================

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE GUARANTOR OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE GUARANTOR SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    2
Documents Incorporated by Reference...    3
The Company...........................    3
The Guarantor.........................    5
Use of Proceeds.......................    6
Description of Notes..................    6
Underwriting..........................   11
Legal Opinions........................   11
Experts...............................   12

======================================================

======================================================

                                  $300,000,000

                                GENERAL ELECTRIC
                             CAPITAL SERVICES, INC.

                               % GUARANTEED SUBORDINATED
                                   NOTES DUE
                                            ,

                                 GUARANTEED ON
                               A SENIOR BASIS BY

                            GENERAL ELECTRIC COMPANY

                            ------------------------

                                   PROSPECTUS
                            ------------------------
                                           , 1995

======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

    Filing Fee for Registration Statement.....................................  $103,449
    Accounting Fees and Expenses..............................................    25,000
    Trustees' Fees and Expenses (including counsel fees)......................       250
    Blue Sky Filing and Counsel Fees..........................................    20,000
    Printing and Engraving Fees...............................................    10,000
    Miscellaneous.............................................................     1,301
                                                                                --------
              Total...........................................................  $130,000
                                                                                ========

- ---------------
* Estimated, and subject to future contingencies.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

(A) THE COMPANY

     Section 145 of the General Corporation Law of the State of Delaware provides that in certain circumstances a corporation may indemnify directors and officers against the reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with any action, suit or proceeding by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that if such action, suit or proceeding shall be in the right of the corporation, indemnification shall be provided only against reasonable expenses (including attorneys' fees) and no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation, unless and to the extent that the Court of Chancery of the State of Delaware or any other court in which the suit was brought shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity. A corporation shall be required to indemnify against reasonable expenses (including attorneys' fees) any director or officer who successfully defends any such actions. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware.

     The By-Laws of the Company provide that each person who at any time is or shall have been a director, officer, employee or agent of the Company, or is or shall have been serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and his heirs, executors and administrators, shall be indemnified by the Company in accordance with and to the full extent permitted by the General Corporation Law of Delaware.

     Reference is made to Article VI of the Underwriting Agreement filed as
Exhibit 1 hereto for a description of the indemnification arrangements in connection with any underwritten offering of the securities registered hereby.

     The directors of the Company are insured under officers and directors liability insurance policies purchased by the Guarantor. The directors, officers and employees of the Company are also insured against fiduciary liabilities under the Employee Retirement Income Security Act of 1974.

(B)  THE GUARANTOR

Article XI of the Guarantor's By-Laws, as amended, provides as follows;

     A. The Company shall, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, indemnify any person who is or was or has agreed to become a director or officer of the

Company and who is or was made or threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which such person is serving, has served or has agreed to serve in any capacity at the request of the Company, by reason of the fact that he or she is or was or has agreed to become a director of officer of the Company, or is or was serving or has agreed to serve such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid or to be paid in settlement, taxes or penalties, and costs, charges and expenses, including attorney's fees incurred in connection with such action or proceeding or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The benefits of this Paragraph A shall extend to the heirs and legal representative of any person entitled to indemnification under this paragraph.

     B. The Company may, to the extent authorized from time to time by the Board of Directors, or by a committee comprised of members of the Board or members of management as the Board may designate for such purpose, provide indemnification to employees or agents of the Company who are not officers or directors of the Company with such scope and effect as determined by the Board, or such committee.

     C. The Company may indemnify any person to whom the Company is permitted by applicable law to provide indemnification or the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or other rights created by (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these By-laws authorize the creation of other rights in any such manner. The right to be indemnified and to the reimbursement or advancement of expenses incurred in defending a proceeding in advance of its final disposition authorized by this Paragraph C shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-laws, agreement, vote of shareholders or disinterested directors or otherwise.

     D. The right to indemnification conferred by Paragraph A shall, and any indemnification extended under Paragraph B or Paragraph C may, be retroactive to events occurring prior to the adoption of this Article XI, to the fullest extent permitted by applicable law.

     E. This Article XI may be amended, modified or repealed either by action of the Board of Directors of the Company or by the vote of the shareholders.

     A director or officer of a corporation organized under the New York Business Corporation Law is entitled, under specified circumstances, to indemnification by the corporation against reasonable expenses, including attorney's fees, incurred by him in connection with the defense of a civil or criminal proceeding to which he has been made, or has been threatened to be made, a party by reason of the fact that he was such director or officer. In certain circumstances, indemnity is provided against judgments, fines and amounts paid in settlement. Specific court approval is required in some cases. The foregoing statement is subject to the detailed provisions of Sections 715, 717 and 721-726 of the New York Business Corporation Law.

     The directors and officers of the Guarantor are insured under officers and directors' liability insurance policies purchased by the Guarantor and, in at least one instance, by an individual director on behalf of herself.

ITEM 16.  EXHIBITS.

EXHIBIT
NUMBER                                       DESCRIPTION
- ------   ------------------------------------------------------------------------------------
 1       Form of Underwriting Agreement.
 4(a)    Form of Indenture dated as of             , 1995 among the Company, the Guarantor
         and The Chase Manhattan Bank (National Association), as Trustee.
 4(b)    Form of Note (including form of Guarantee).
*5(a)    Opinion and consent of Bruce C. Bennett, Associate General Counsel, Treasury
         Operation and Assistant Secretary of the Company.
*5(b)    Opinion and consent of Robert E. Healing, Corporate Counsel of the Guarantor.
12(a)    Computation of ratio of earnings to fixed charges of the Company.
  (b)    Computation of ratio of earnings to fixed charges of the Guarantor.
23       Consent of KPMG Peat Marwick (contained in Part II of this Registration Statement).
         Consents of Bruce C. Bennett and Robert E. Healing are included in their respective opinions referred to in Exhibit 5 above.
24(a)    Power of Attorney in respect of the Company.
  (b)    Power of Attorney in respect of the Guarantor.
25       Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of
         1939 of The Chase Manhattan Bank (National Association), in respect of the Indenture filed as Exhibit 4(a).

- ---------------
* To be filed subsequently.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrants hereby undertake: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (sec.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report of either of the registrants pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either or both of the registrants of expenses incurred or paid by a director, officer or controlling person of either or both of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant or registrants in question will, unless in the opinion of its or their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, General Electric Capital Services, Inc. certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on June 29, 1995.

                                          GENERAL ELECTRIC CAPITAL SERVICES,
                                          INC.

                                          By       /s/ JAMES A. PARKE
                                            ------------------------------------
                                                      (JAMES A. PARKE)
                                               SENIOR VICE PRESIDENT, FINANCE

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                 SIGNATURE                                  TITLE                           DATE
                -----------                                ------                          -------

                     *                              Chairman of the Board,             June 29, 1995
- -------------------------------------------           President and Chief
              (GARY C. WENDT)                         Executive Officer
                                                     (Principal Executive
                                                     Officer)

          /s/ JAMES A. PARKE                        Senior Vice President,             June 29, 1995
- -------------------------------------------          Finance (Principal
             (JAMES A. PARKE)                        Financial Officer)

                     *                              Vice President and                 June 29, 1995
- -------------------------------------------          Controller (Principal
              (JOAN C. AMBLE)                        Accounting Officer)

                     *                              Senior Vice President,             June 29, 1995
- -------------------------------------------          Corporate Treasury
            (JEFFREY S. WERNER)                      and Global Funding
                                                     Operation

                     *                              Director                           June 29, 1095
- -------------------------------------------
               (KAJ AHLMANN)

                     *                              Director                           June 29, 1995
- -------------------------------------------
           (NIGEL D.T. ANDREWS)

                     *                              Director                           June 29, 1995
- -------------------------------------------
              (JAMES R. BUNT)

                     *                              Director                           June 29, 1995
- -------------------------------------------
           (DENNIS D. DAMMERMAN)

                 SIGNATURE                            TITLE                      DATE
- -------------------------------------------  -----------------------   ------------------------

                     *                       Director
- -------------------------------------------
              (PAOLO FRESCO)

                     *                       Director
- -------------------------------------------
              (DALE F. FREY)
                     *                       Director
- -------------------------------------------
        (BENJAMIN W. HEINEMAN, JR.)

                     *                       Director
- -------------------------------------------
             (HUGH J. MURPHY)

                     *                       Director
- -------------------------------------------
             (DENIS J. NAYDEN)

                                                              June 29, 1995

                     *                       Director
- -------------------------------------------
             (MICHAEL A. NEAL)

                                             Director
- -------------------------------------------
             (JOHN M. SAMUELS)

                     *                       Director
- -------------------------------------------
            (EDWARD D. STEWART)

                                             Director
- -------------------------------------------
           (JOHN F. WELCH, JR.)

*By        /s/ JAMES A. PARKE                Attorney-in-fact
- -------------------------------------------
              (JAMES A. PARKE)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, General Electric Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of Connecticut, on June 23, 1995.

                                          GENERAL ELECTRIC COMPANY

                                          By:      /s/  PHILIP D. AMEEN
                                             -----------------------------------
                                                           (NAME)
                                                          (TITLE)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                SIGNATURE                                  TITLE
- ------------------------------------------    -------------------------------

                        *                     Chairman of the Board
- ------------------------------------------    (Principal Executive Officer
           (JOHN F. WELCH, JR.)               and Director)

                        *                     Senior Vice
- ------------------------------------------    President -- Finance (Principal
          (DENNIS D. DAMMERMAN)               Financial Officer and Director)


        /s/  PHILIP D. AMEEN                  Vice President and Comptroller
- ------------------------------------------    (Principal Accounting Officer)
            (PHILIP D. AMEEN)

                                              Director
- ------------------------------------------
        (H. BREWSTER ATWATER, JR.)

                        *                     Director
- ------------------------------------------
           (D. WAYNE CALLOWAY)

                        *                     Director
- ------------------------------------------
           (SILAS S. CATHCART)

                                              Director
- ------------------------------------------
          (LAWRENCE E. FOURAKER)

                        *                     Director
- ------------------------------------------
              (PAOLO FRESCO)

                        *                     Director
- ------------------------------------------
          (CLAUDIO X. GONZALEZ)

                        *                     Director
- ------------------------------------------
            (ROBERT E. MERCER)

                        *                     Director
- ------------------------------------------
         (GERTRUDE G. MICHELSON)

                SIGNATURE                                  TITLE
- ------------------------------------------    -------------------------------

                        *                     Director
- ------------------------------------------
            (ROGER S. PENSKE)

                        *                     Director
- ------------------------------------------
         (BARBARA SCOTT PREISKEL)

                        *                     Director
- ------------------------------------------
           (FRANK H.T. RHODES)

                        *                     Director
- ------------------------------------------
            (ANDREW C. SIGLER)

                                              Director
- ------------------------------------------
         (DOUGLAS A. WARNER III)

A majority of the Board of Directors.

By:        /s/  PHILIP D. AMEEN
- ------------------------------------------
                  (NAME)
            (ATTORNEY-IN-FACT)

Dated: June 23, 1995

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
General Electric Capital Services, Inc.

     We consent to the incorporation by reference in the joint Registration Statement on Form S-3 of General Electric Capital Services, Inc. and General Electric Company of our report dated February 10, 1995 relating to the statement of financial position of General Electric Capital Services, Inc. and consolidated affiliates as of December 31, 1994 and 1993 and the related statements of current and retained earnings and cash flows and related schedules for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 Annual Report on Form 10-K of General Electric Capital Services, Inc. Our report refers to a change in 1993 in the method of accounting for investments in certain securities.

     We consent to the incorporation by reference in the joint Registration Statement on Form S-3 of General Electric Capital Services, Inc. and General Electric Company of our report dated February 10, 1995 relating to the statement of financial position of General Electric Company and consolidated affiliates as of December 31, 1994 and 1993 and the related statements of earnings and cash flows for each of the years in the three-year period ended December 31, 1994, and the related schedule, which report appears in the December 31, 1994 Annual Report on Form 10-K of General Electric Company. Our report refers to a change in 1993 in the methods of accounting for post employment benefits and for investments in certain securities.

     We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.

                                          KPMG PEAT MARWICK LLP

Stamford, Connecticut
July  , 1995
                            ------------------------

                              CONSENTS OF COUNSEL

     The consents of Bruce C. Bennett, Associate General Counsel, Treasury Operation and Assistant Secretary of the Company and of Robert E. Healing, Corporate Counsel of the Guarantor to the reference to each under Legal Opinions in the Prospectus, and to the use of their respective opinions as Exhibits to the Registration Statement, are included in said opinions.

                                    EXHIBITS

EXHIBIT
NUMBER                                       DESCRIPTION
- ------   ------------------------------------------------------------------------------------
 1       Form of Underwriting Agreement.
 4(a)    Form of Indenture dated as of             , 1995 among the Company, the Guarantor
         and The Chase Manhattan Bank (National Association), as Trustee.
 4(b)    Form of Note (including form of Guarantee).
*5(a)    Opinion and consent of Bruce C. Bennett, Associate General Counsel, Treasury
         Operation and Assistant Secretary of the Company.
*5(b)    Opinion and consent of Robert E. Healing, Corporate Counsel of the Guarantor.
12(a)    Computation of ratio of earnings to fixed charges of the Company.
  (b)    Computation of ratio of earnings to fixed charges of the Guarantor.
23       Consent of KPMG Peat Marwick (contained in Part II of this Registration Statement).
         Consents of Bruce C. Bennett and Robert E. Healing are included in their respective opinions referred to in Exhibit 5 above.
24(a)    Power of Attorney in respect of the Company.
  (b)    Power of Attorney in respect of the Guarantor.
25       Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of
         1939 of The Chase Manhattan Bank (National Association), in respect of the Indenture filed as Exhibit 4(a).

- ---------------
* To be filed subsequently.